EXHIBIT 3.1


                    CERTIFICATE OF INCORPORATION, AS AMENDED
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             E-TREND NETWORKS, INC.


E-Trend Networks, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of incorporation of said corporation, declaring said amendment to be advisable and submitting it to the stockholders of the Corporation for adoption. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article IV thereof so that, as amended, said Article shall be and read as follows:

                                   ARTICLE IV
                            Authorized Capital Stock

                                    (a) The  total  number  of  shares  of stock
                           which the Corporation shall have authority to issue is 21,000,000 shares of capital stock, consisting of
                           (i) 20,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

                                    (b) Common  Stock.  The powers,  preferences
                           and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                                            (1)  No   Cumulative   Voting.   The
                           holders of shares of Common Stock shall not have cumulative voting rights.

                                            (2) Dividends; Stock Splits. Subject
                           to the rights of the holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.


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                                            (3)    Liquidation,     Dissolution,
                           Winding   Up.  In  the  event  of  any   liquidation,
                           dissolution  or  winding  up  (either   voluntary  or
                           involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

                                            (4) No  Preemptive  or  Subscription
                           Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

                                    (c) Preferred  Stock. The Board of Directors
                           is hereby expressly authorized, subject to limitations prescribed by law, to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, stockholders holding the necessary number of shares as required by statute signed a written consent approving and adopting the amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:           That said amendment shall be effective as of April 20, 2001.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by Caroline G. Armstrong, its President, and Timothy J. Sebastian, its Secretary, on April 19, 2001.

ATTEST:


/S/ TIMOTHY J. SEBASTIAN                 /S/ CAROLINE G. ARMSTRONG
--------------------------------         --------------------------------------
Timothy J. Sebastian                     Caroline G. Armstrong

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                          CERTIFICATE OF INCORPORATION
                                       OF
                             E-TREND NETWORKS, INC.


                                    ARTICLE I
                                      NAME


         The name of the Corporation is E-Trend Networks, Inc. (the "Corporation").


                                   ARTICLE II
                     REGISTERED OFFICE AND REGISTERED AGENT

         The address of the registered office of the Corporation is National Corporate Research, Ltd., 615 South DuPont Highway, in the City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is National Corporate Research, Ltd.


                                   ARTICLE III
                                PURPOSE AND TERM

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation is to have perpetual existence.


                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

         (a) The total number of shares of stock which the Corporation shall have authority to issue is 100,000,000 shares of capital stock, consisting of
(i) 80,000,000 shares of common stock, par value $0.0001 per share (the "Common Stock") and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

         (b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of each class of the Common Stock are as follows:

                  (1) No Cumulative Voting. The holders of shares of Common Stock shall not have cumulative voting rights.



                          Certificate of Incorporation
                                       of
                             E-Trend Networks, Inc.
                                   Page 1 of 5

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                  (2)      Dividends; Stock Splits. Subject to the rights of the
holders of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, as it may be amended from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (3) Liquidation, Dissolution, Winding Up. In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively.

                  (4) No Preemptive or Subscription Rights. No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

         (c) Preferred Stock. The Board of Directors is hereby expressly authorized, subject to limitations prescribed by law, to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series.


                                    ARTICLE V
                               BOARD OF DIRECTORS

         (a) The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, this Certificate of Incorporation or by the laws of the State of Delaware.

         (b) The number of members of the Board of Directors shall be set in accordance with the Corporation's Bylaws; however, the initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successor is duly elected and qualified are as follows:

         NAME                           ADDRESS

         Leonard N. Voth                4422 Stone Crescent
                                        West Vancouver, British Columbia
                                        V7V 1B7 Canada



                          Certificate of Incorporation
                                       of
                             E-Trend Networks, Inc.
                                   Page 2 of 5

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         (c)      Election of directors need not be by written ballot unless the
Bylaws so provide.

         (d) Subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.


                                   ARTICLE VI
                             LIMITATION OF LIABILITY

         No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.


                                   ARTICLE VII
                                 INDEMNIFICATION

         The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part



                          Certificate of Incorporation
                                       of
                             E-Trend Networks, Inc.
                                   Page 3 of 5

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thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article VII shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.

         The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.


                                  ARTICLE VIII
                               AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter or repeal the Corporation's Bylaws.


                                   ARTICLE IX
                                  INCORPORATOR

         The name and address of the incorporator is Fay M. Matsukage, Esq., c/o Dill Dill Carr Stonbraker & Hutchings, P.C., 455 Sherman Street, Suite 300, Denver, Colorado 80203.



                          Certificate of Incorporation
                                       of
                             E-Trend Networks, Inc.
                                   Page 4 of 5

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         I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand this 20th day of December, A.D. 2000.

                                        /S/ FAY M. MATSUKAGE
                                        ------------------------------
                                        Fay M. Matsukage, Esq.
                                        Incorporator










                          Certificate of Incorporation
                                       of
                             E-Trend Networks, Inc.
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